UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT 06851

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (800) 997-3337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment to Current Report on Form 8-K dated April 1, 2024 is filed to correct scrivener’s errors. The Maturity Date of the Option Notes means the earlier of (i) March 31, 2025 and (ii) ninety-one (91) days before the scheduled maturity of any unsecured Indebtedness incurred by the Borrower that is junior in right of payment to the Note Obligations and SAFE investments are expected to convert prior to April 30, 2024. The full text of the original 8-K inclusive of the corrections is set forth below.

Item 1.01 Entry Into a Material Definitive Agreement.

On April 1, 2024, Reed’s, a Delaware corporation (“Reed’s” or the “company”), each holder of its 10% Secured Convertible Notes (the “Notes”) and Wilmington Savings Fund Society, FSB, holder representative and collateral agent, entered into an Amendment (“Amendment”) to Limited Waiver, Deferral, and Amendment and Restatement Agreement dated February 12, 2024 (“Waiver Agreement,” as amended, by the Amendment the “Amended Waiver”). Capitalized terms not defined herein have the meanings ascribed to them in the Amended Waiver.

Subject to certain terms and conditions set forth in the Amended Waiver, pursuant to the Amendment, the holders agreed to extend the waiver of certain existing events of default under the Notes to April 30, 2024 and to extend the waiver of monthly Amortization Payments to April 30, 2024. Reed’s remitted a partial Interest payment of $100,000. Further, the parties agreed to extend the Maturity Date of the Option Notes to the earlier of (i) March 31, 2025 and (ii) ninety-one (91) days before the scheduled maturity of any unsecured Indebtedness incurred by the Borrower that is junior in right of payment to the Note Obligations and to amend the definition of “Permitted Indebtedness” such that it applies once the Amended and Restated Notes are issued. The Amended and Restated Notes are issuable upon conversion of approximately $4.1 million of SAFE investments (previously funded by the company) into equity of the company, before April 30, 2024.

The foregoing description of the Amendment does not purport to be complete and is qualified by reference to the full text of such agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following items are filed as exhibits to the Amendment to Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amendment to Limited Waiver, Deferral, and Amendment and Restatement Agreement by and between Reed’s, Inc. and each holder and Wilmington Savings Fund Society, FSB, holder representative and collateral agent dated April 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: April 3, 2024	By:	/s/ Norman E. Snyder, Jr.
Norman E. Snyder, Jr.,
Chief Executive Officer